Exhibit 99.3

 SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made as of June 27, 2005, between Southern Union Company (the “Corporation”) and the undersigned non-employee director of the Corporation (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the following Restricted Stock Award to the Holder under the Southern Union Company Amended and Restated 2003 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

1. The Committee has granted the Holder a Restricted Stock Award consisting of 4,000 shares of Stock (the “Restricted Shares”).

2.  Prior to the date the Restricted Shares have vested pursuant to Paragraph 5, the Restricted Shares are not transferable by the Holder, in whole or in part, without the Committee’s approval.

3. The Restricted Shares will be forfeited automatically on the date the Holder voluntarily ceases to be a director of the Corporation without the Committee’s approval.

4. The Restricted Shares will be forfeited if the Committee determines that the Holder has engaged in any conduct or act injurious, detrimental or prejudicial to any interest of the Corporation or if the Holder files an election under Section 83(b) of the Internal Revenue Code without the prior approval of the Committee.

5. Unless previously forfeited under paragraph 3 or 4, the Restricted Shares shall become fully vested and no longer subject to forfeiture upon (a) a Change in Control of the Corporation, (b) the death of the Holder while a director of the Corporation, (c) the Holder ceasing to be a director of the Corporation due to the Holder’s Disability or (d) January 2, 2006.

6. The Holder acknowledges receiving a copy of the Plan, the terms of which are incorporated into this Agreement.

SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Page Two

The undersigned parties have executed this Agreement as of the day and year first above written.

SOUTHERN UNION COMPANY

By:_________________________

Title:________________________

____________________________
(Holder’s signature)

____________________________
(Holder’s printed name)